                               UNUM Corporation
                       8.80% Junior Subordinated Deferrable
                      Interest Debentures Series A, Due 2025

                               Pricing Agreement

                                                      May 4, 1995


Goldman, Sachs & Co.,
     As Representatives of the several
          Underwriters named in Schedule I hereto
85 Broad Street,
New York, New York 10004

Dear Sirs:

            UNUM   Corporation,  a  Delaware   corporation   (the
"Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 4, 1995 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities") consisting of Firm
Securities. Each of the  provisions  of  the
Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing
Agreement.  Each reference to the Representatives herein  and  in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated
Securities pursuant to Section  12 of   the  Underwriting
Agreement  and  the  address of the Representatives referred to in such
Section 12 are set forth at the end of Schedule II hereto.

           An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

           Subject  to the terms and conditions set forth  herein and   in
the  Underwriting  Agreement  incorporated  herein  by reference,
(a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

            If   the   foregoing  is  in  accordance  with   your
understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a
form  of Agreement  among  Underwriters,  the  form  of  which  shall   be
submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                              Very truly yours,

                              UNUM Corporation


                              By:  /s/  RODNEY N. HOOK
                                Name:  Rodney N. Hook
                                Title: Senior Vice President and Chief
                                       Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.

By:  Goldman, Sachs & Co.

        /s/ GOLDMAN, SACHS & CO.
          (Goldman, Sachs & Co.)
     On behalf of each of the Underwriters
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                         SCHEDULE I

             Underwriter              Principal    Principal
                                      Amount of    Amount of
                                         Firm       Optional
                                      Securities   Securities
                                        to be        to be
                                      Purchased    Purchased

Goldman, Sachs & Co.                $20,812,500   $ 3,121,875
Merrill Lynch, Pierce Fenner &
 Smith Incorporated                  20,812,500     3,121,875
Morgan Stanley & Co. Incorporated    20,812,500     3,121,875
PaineWebber Incorporated             20,812,500     3,121,875
Smith Barney Inc.                    20,812,500     3,121,875


Alex. Brown & Sons Incorporated       2,625,000       393,750
CS First Boston Corporation           2,625,000       393,750
Dillon, Read & Co. Inc.               2,625,000       393,750
A.G. Edwards & Sons, Inc.             2,625,000       393,750
Kemper Securities, Inc.               2,625,000       393,750
Lehman Brothers Inc.                  2,625,000       393,750
Oppenheimer & Co., Inc.               2,625,000       393,750
Prudential Securities Incorporated    2,625,000       393,750
The Robinson-Humphrey Company, Inc.   2,625,000       393,750
Salomon Brothers Inc                  2,625,000       393,750

Advest, Inc.                            937,500       140,625
Dain Bosworth Incorporated              937,500       140,625
Fahnestock & Co. Inc.                   937,500       140,625
Interstate/Johnson Lane Corporation     937,500       140,625
Janney Montgomery Scott Inc.            937,500       140,625
Kennedy, Cabot & Co.                    937,500       140,625
Legg Mason Wood Walker, Incorporated    937,500       140,625
McDonald & Company Securities, Inc.     937,500       140,625
Morgan Keegan & Company, Inc.           937,500       140,625
Olde Discount Corporation               937,500       140,625
Piper Jaffray Inc.                      937,500       140,625
Principal Financial Securities, Inc.    937,500       140,625
Pryor, McClendon, Counts & Co., Inc.    937,500       140,625
Rauscher Pierce Refsnes, Inc.           937,500       140,625
Raymond James & Associates, Inc.        937,500       140,625
Sutro & Co. Incorporated                937,500       140,625
Trilon International Inc.               937,500       140,625
Tucker Anthony Incorporated             937,500       140,625
U.S. Clearing Corp.                     937,500       140,625
Wedbush Morgan Securities               937,500       140,625
Wheat, First Securities, Inc.           937,500       140,625

          Total                    $150,000,000   $22,500,000

                         SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

  8.80% Junior Subordinated Deferrable Interest Debentures, Series A

AGGREGATE PRINCIPAL AMOUNT:


Principal amount of Firm Securities:  $150,000,000

Optional Securities:                  $ 22,500,000

 Any notice to exercise the election to purchase Optional Securities must be given within a period of 30 calendar days of the date of this Agreement. The date on which any Optional Securities so purchased are to be delivered shall be no earlier than two or later than ten business days after the date of such notice.

PRICE TO PUBLIC:

 100% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

 96.85% of principal amount of the Designated Securities

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

 New York Clearinghouse (Next-Day) Funds


INDENTURE:

 Indenture dated as of May 1, 1995, between the Company and Mellon Bank, N.A., as Trustee, and the First Supplemental Indenture thereto dated as of May 1, 1995 between the Company and Mellon Bank, N.A., as Trustee (together, the "Indenture")

MATURITY:

 May 31, 2025

INTEREST RATE:

    8.80%

INTEREST PAYMENT DATES:

 last day of each month, commencing May 31, 1995

COVENANTS:

 The Designated Securities are not subject to the provisions relating to limitation upon sales of capital stock of Restricted Subsidiaries and limitations upon creation of liens on capital stock of Restricted Subsidiaries set forth in Sections 1006 and 1007 of the Indenture, respectively.

REDEMPTION PROVISIONS:

 At the option of the Company, at any time on or after May 11, 2000 and prior to maturity, at 100% of their principal amount, together with accrued interest to the redemption date.

SINKING FUND PROVISIONS:

 No sinking fund provisions


DEFEASANCE PROVISIONS:

 The  provisions  of  Section 401 of the Indenture,  relating  to
 defeasance   of  certain  obligations,  shall   apply   to   the
 Designated Securities.


EXTENSION OF INTEREST PAYMENT PERIOD:

 The   Designated  Securities  are  subject  to  the   provisions
 relating to the extension of interest payment period set forth in Section 301 of the First Supplemental Indenture.


EVENTS TO DEFAULT:

 The  Designated  Securities are not subject to the  provision[s]
 relating  to  cross-default  and to  bankruptcy,  insolvency  or
 reorganization  of  any  Restricted  Subsidiary  set  forth   in
 Section 501 of the Indenture.

BOOK-ENTRY ONLY:

Yes

TIME OF DELIVERY:

 9:30 A.M., New York City time, on May 11, 1995

CLOSING LOCATION:

 Sullivan & Cromwell, 125 Broad Street, New York, New York 10004

DELAYED DELIVERY:

 None

NAMES AND ADDRESSES OF REPRESENTATIVES:

 Designated Representatives:  Goldman, Sachs & Co.
                              Merrill Lynch Pierce Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated
                              PaineWebber Incorporated
                              Smith Barney Inc.

 Address for Notices, etc.:   Goldman, Sachs & Co.
                              85 Broad Street
                              New York, New York 10004